 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2014 (September 23, 2014)

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Commercial Street Sunnyvale, California	94086
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 530-1900

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

The information included at Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01     Completion of Acquisition or Disposition of Assets.

The Merger

On September 23, 2014, Viveve Medical, Inc., formerly PLC Systems Inc. (the “Company”) completed its previously announced merger (the “Merger”) of PLC Systems Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), with and into Viveve, Inc., a Delaware corporation (“Viveve”), with Viveve continuing as a wholly-owned subsidiary of the Company. The Merger was consummated pursuant to an Agreement and Plan of Merger, dated May 9, 2014, as amended on August 8, 2014 (the “Merger Agreement”), by and among the Company, Viveve and Merger Sub. In connection with the Merger, the Company changed its name to Viveve Medical, Inc. to better reflect the Company’s new business.

The Merger Agreement and the transactions contemplated thereby were approved by the Company’s Board of Directors (the “Board”) on April 28, 2014 and by the Company’s stockholders at an annual and special meeting of stockholders held on September 18, 2014 (the “Meeting”).

At the effective time of the Merger (the “Effective Time”):

●     each share of Viveve’s common stock issued and outstanding immediately prior to the Effective Time of the Merger was converted into the right to receive either (i) 0.0080497 (the “Exchange Ratio”) shares of the Company’s common stock, no par value per share (the “Common Stock”), if held by an accredited investor, as defined in Rule 501 of Regulation D as promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) cash payment in an amount equal to the product of the Exchange Ratio and $0.53, if held by a non-accredited investor; and

●     each outstanding option to purchase a share of Viveve’s common stock, whether vested or unvested, immediately prior to the Effective Time, was converted into an option to purchase a number of shares of Common Stock (rounded down to the nearest whole share) equal to (i) the number of shares of Viveve’s common stock for which such option was exercisable immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio, at an exercise price equal to (y) the exercise price of the Viveve option immediately prior to the Effective Time divided by (z) the Exchange Ratio (rounded up to the nearest cent).

At the Effective Time, the former stockholders of Viveve were issued approximately 3,743,282 representing approximately 62% of the issued and outstanding shares of Common Stock on a fully diluted basis after the Effective Time (not including shares issued to certain investors in the Private Placement described below).  The aggregate amount of cash merger consideration payable to former Viveve stockholders equals approximately $16,500.

The Company issued shares of Common Stock in connection with the Merger in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506 promulgated under the Securities Act of 1933, as amended.

In connection with the Merger, the Company entered into a Warrant Exchange Agreement, dated May 9, 2014, with holders of warrants to purchase shares of Common Stock (the “Exchange Agreement”), pursuant to which the holders exchanged the warrants for shares of Common Stock equal to 2/3 of the shares of Common Stock underlying the warrants (the “Exchange”). As a condition to the Exchange Agreement, GCP IV LLC, a stockholder of the Company and sole stockholder of Renalguard Solutions, Inc. (“GCP”), and the Company entered into a Right to Shares Agreement, dated May 9, 2014, pursuant to which the Company granted a right (the “Right”) to GCP such that GCP has the right, at its discretion, to receive up to 432,479 shares of Common Stock, subject to the beneficial ownership limitation of 4.99% of the number of outstanding shares of Common Stock. No additional consideration will be paid to GCP upon its exercise of this Right.

In connection with the Merger, on May 9, 2014, the Company issued to GBS Venture Partners Limited (“GBS”), a convertible debenture holder and stockholder of Viveve, a warrant to purchase shares of Common Stock equal to approximately 5% of the outstanding shares of Common Stock on a post-Merger basis in consideration for the cancellation of convertible promissory notes of Viveve in the aggregate principal amount of $1,750,000 held by GBS. At the Effective Time, the Company issued 943,596 shares of Common Stock to GBS upon the automatic exercise of the warrant.

Immediately following the Effective Time, the Company issued 223,200 shares of Common Stock to Bezalel Partners, LLC as compensation for consulting services rendered to the Company.

The shares of Common Stock issued in connection with the Merger will not be transferable except (i) pursuant to an effective registration statement under the Securities Act or (ii) upon receipt by the Company of a written opinion of counsel for the holder reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act and applicable state securities laws.

The RenalGuard Spin-Off

As a condition to the Merger, pursuant to an Agreement of Reorganization, dated September 23, 2014 (the “RenalGuard Reorganization Agreement”), the Company transferred (the “Spin-Off”) certain Company assets and liabilities and all of the outstanding shares of RenalGuard Solutions, Inc., which became the owner of the RenalGuard business through its holdings of 100% of the outstanding equity in PLC Medical Systems, Inc. and PLC Systemas Medicos Inernacionais, to GCP in exchange for the cancellation of all of the Company’s 5% Senior Secured Convertible Debentures (the “Debentures”) held by GCP, and a release of liens on substantially all of the Company’s assets. Following the Spin-Off, RenalGuard Solutions, Inc. became a private company wholly owned by GCP.

Immediately prior to the Merger, the remaining holders of the Debentures converted into an aggregate of 40,731 shares of Common Stock pursuant to the Conversion Agreement, dated May 9, 2014 (the “Conversion Agreement”), by and among the Company and such holders, and the Debentures were terminated and canceled in full (the “Conversion”).

The foregoing summary of the transactions contemplated by the Merger Agreement and the RenalGuard Reorganization Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, as amended, and RenalGuard Reorganization Agreement, which are attached as Exhibits 2.1, 2.2, and 2.3 hereto, respectively, and are incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities.

The information included at Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Immediately prior to the closing of the Merger, as a result of the Conversion, the holders of the Debentures (after cancellation of the Debentures held by GCP) received an aggregate of 40,731 shares of Common Stock.

Upon the closing of the Merger, the Company issued 3,743,282 shares of Common Stock to 21 former stockholders of Viveve in exchange for all of the outstanding shares of Viveve’s capital stock; 223,200 shares of Common Stock to Bezalel Partners, LLC as compensation for consulting services rendered to the Company; and 943,596 shares of Common Stock upon the automatic conversion of the warrant held by GBS.

Concurrently with the consummation of the Merger, the Company completed a separate private placement of 11,406,932 shares of Common Stock, of which only 11,305,567 shares were issued as of September 23, 2014 as a result of the beneficial ownership limitation in the SPAs (defined below), with gross proceeds of approximately $6,000,000, which included the conversion of $1,500,000 of Viveve convertible notes (the “Private Placement”) to 31 accredited investors (the “Investors”), which represent approximately 60% of the shares of issued and outstanding Common Stock on a fully diluted basis after the consummation of the Merger and the Private Placement. The Private Placement was conducted pursuant to those two Securities Purchase Agreements, dated May 9, 2014, by and among the Company and various Investors identified on the signature pages thereto (collectively, the “SPAs”). Immediately prior to the closing of the Merger, the SPAs were amended by those two Amendments to the SPAs (collectively, the “SPA Amendment”) to clarify that the Subscription Amounts (as defined in the SPAs) included the applicable interest accrued under the Viveve convertible notes, which converted into the Private Placement.

Palladium Capital Advisors, LLC and Middlebury Securities acted as placement agents in connection with the Private Placement. Middlebury Securities received a cash commission of $175,000 in the Private Placement

The foregoing summary of the transactions contemplated by the SPAs and the SPA Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the SPAs and SPA Amendment, which are attached as Exhibits 10.3, 10.4, and 10.5 hereto, and which are incorporated herein by reference.

The issuance and sale of these securities were not registered under the Securities Act. The securities were issued in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. In determining that the issuance of the securities qualified for an exemption under Section 4(a)(2) of the Securities Act, the Company relied on the following facts: (i) the stockholders of Viveve who received stock merger consideration were accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act, (ii) investors received information about Viveve that was generally the same as information required to be delivered in a registered offering; (iii) Viveve had fewer than 35 non-accredited stockholders, and (iv) the Company did not use any form of general solicitation or advertising to offer the securities issued, and (v) the representations made in the Conversion Agreement, SPAs, and other agreements signed by the stockholders.

Item 3.03     Material Modification to Rights of Security Holders.

In conjunction with the Merger, the Company’s stockholders approved the authorization of the Board to, in its discretion, amend the Company’s Articles of Continuance (the “Articles of Continuance”) to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock at a ratio of 1 for 100 (the “Share Consolidation”). On September 18, 2014, the Company’s stockholders approved the Share Consolidation and the articles of amendment to amend the Company’s Articles of Continuance (the “Amendment”). The Amendment was filed with the registrar under the Yukon Business Corporation Act on September 23, 2014. As a result of the Share Consolidation, each 100 shares of the Common Stock issued and outstanding immediately before the Share Consolidation became one share of Common Stock. All share totals and related exercises and percentages are reflected herein on a post-Share Consolidation basis.

The Company is authorized to issue an unlimited amount of Common Stock pursuant to its Articles of Continuance. As a result, the possibility of dilution of the holders of our Common Stock shareholdings has not changed following the Share Consolidation.

Additionally, the Share Consolidation affected all of the Company’s stockholders uniformly and did not affect any Company stockholder’s percentage ownership interests or proportionate voting power, except to the extent that the Share Consolidation results in any Company stockholders owning a fractional share of Common Stock in which case each fractional share of Common Stock that is less than one-half of one share of Common Stock will be cancelled without any compensation therefor and each fractional share of Common Stock that is at least one-half of one share of Common Stock will be adjusted upward to one whole share of Common Stock. After the Share Consolidation, the Common Stock has the same voting rights and rights to dividends and distributions, if any, and is identical in all other respects to the Common Stock now authorized. The Common Stock issued pursuant to the Share Consolidation will remain fully paid and non-assessable.

A copy of the Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to Exhibit 3.1 attached hereto.

Item 4.01     Changes in Registrant’s Certifying Accountant.

Effective September 23, 2014, McGladrey LLP (“McGladrey”) resigned from the Company as its independent registered public accounting firm as a result of the Merger, which the Board accepted.

Neither the report of McGladrey for the years ended December 31, 2012 and 2013, nor subsequent interim periods contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Company's audited financial statements in its Form 10-K for the years ended December 31, 2012 and 2013 contained a going concern qualification. The Company has had no disagreements with McGladrey, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to McGladrey’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports on our financial statements.

We have provided McGladrey with a copy of the foregoing disclosure, and have requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosure. We are including as Exhibit 16.1 to this Current Report on Form 8-K a copy of the letter from McGladrey as required by Item 304(a)(3) of Regulation S-K.

There were no disagreements or other “reportable events” as that term is described in Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively, of Regulation S-K, occurring within the Company’s two most recent fiscal years and the subsequent interim periods through the date of dismissal.

On September 23, 2013, following stockholder approval at the Meeting, the Company engaged Burr Pilger Mayer, Inc. (“BPM”) as its independent registered public accounting firm. During the most recent fiscal year and the interim periods preceding the engagement, the Company has not consulted BPM regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 5.01     Changes in Control of Registrant.

The information included at Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officers

Effective upon the closing of the Merger on September 23, 2014, our executive officers prior to the Merger, Mark Tauscher, President and Chief Executive Officer, and Gregory Mann, Chief Financial Officer, each tendered his resignation from all executive management positions then held with the Company. Following the resignations, the members of the Board that were elected in connection with the closing of the Merger, as described below, appointed the following individuals as the executive officers:

Name	Position
Patricia Scheller	Chief Executive Officer
Scott Durbin	Chief Financial Officer

The following is biographical information about our executive officers.

Patricia Scheller, Chief Executive Officer and Director. Ms. Scheller has served as Chief Executive Officer of Viveve since May 2012 and as a director of Viveve since June 2012. Prior to joining Viveve, she served as the CEO of Prescient Medical, Inc. (“PMI”), a privately held company that developed diagnostic imaging catheters and coronary stents designed to reduce deaths from heart attacks, from September 2004 through April 2012 and as a director of PMI from July 2004 to September 2011. Prior to joining PMI, from August 2003 to September 2004, she was the CEO of SomaLogic, a biotechnology company focused on the development of diagnostic products using aptamer technology. From December 2000 to April 2003, Ms. Scheller also managed several business units at Ortho-Clinical Diagnostics, a Johnson & Johnson company, and from October 1997 to November 2000 served in key executive positions at Dade Behring, a clinical diagnostics firm. While at Dade Behring Holdings, Inc., she directed the commercialization of the hsCRP diagnostic test, a screening test for systemic inflammation, which has been shown to increase the risk of heart attacks.  The hsCRP test was the first diagnostic test added to the cardiac test panel by the Center for Disease Control and Prevention and American Heart Association in over 30 years.  As Director of cardiology systems at Cordis Corporation (a Johnson & Johnson company) from February 1994 to February 1996, Ms. Scheller managed the launch of the first Palmaz-Schatz® balloon-expandable coronary stent, the first major product entry into what became a $6 billion market.  Ms. Scheller received a B.S.E. degree in Biomedical Engineering from Duke University and completed executive business education programs at Harvard University, Massachusetts Institute of Technology, Columbia University and Northwestern University. As a result of Ms. Scheller’s commitment and dedication to the healthcare industry for more than 25 years, serving in various executive capacities, Viveve appointed Ms. Scheller to serve as one of its directors and led to the conclusion that she should serve as a director of the Company at the Effective Time.

Scott Durbin, Chief Financial Officer. Mr. Durbin joined Viveve as Chief Financial Officer in February 2013. From June 2012 to until January 2013 he served as an advisor and Acting Chief Financial Officer for Viveve. Prior to joining Viveve, from June 2010 to October 2011, he was Chief Financial Officer of Aastrom Biosciences (“Aastrom”), a publicly traded, cardiovascular cell therapy company. Before Aastrom, he spent six years as Chief Operating and Financial Officer for Prescient Medical (“Prescient”) from May 2004 to June 2010, a privately held company that developed diagnostic imaging catheters and coronary stents designed to reduce deaths from heart attacks. Prior to Prescient, from January 2003 to April 2004, he spent several years as a financial consultant for two publicly traded biotech companies, Scios Inc. – a Johnson & Johnson company and Alteon Inc. He began his career in corporate finance as an investment banker in the Healthcare and M&A groups at Lehman Brothers Inc. from August 1999 to January 2003, where he focused on mergers and acquisitions and financings for the lifescience industry. At Lehman, he successfully executed over $5 billion in transactions for medical device and biotech companies. He began his career as a Director of Neurophysiology for Biotronic, Inc. Mr. Durbin received a B.S. from the University of Michigan and an M.P.H. in Health Management with Honors from the Yale University School of Medicine and School of Management.

There are no family relationships between any of our executive officers and directors.

Executive Compensation

Patricia Scheller

Effective May 14, 2012, Viveve entered into an employment agreement with Patricia Scheller, prior to the Merger (the “Scheller Employment Agreement”), pursuant to which Ms. Scheller serves as Viveve’s Chief Executive Officer and a Director. Pursuant to the terms and conditions of the Scheller Employment Agreement, Ms. Scheller is an at-will employee of Viveve. The Scheller Employment Agreement provides that Ms. Scheller will receive an initial base salary of $335,000 gross per year, to be paid in accordance with Viveve’s standard payroll schedule and subject to annual review and increases by Viveve’s Board, as it deems appropriate.

In addition to her salary, Ms. Scheller recieved or is entitled to receive: (i) a bonus of up to 30% of her base salary; (ii) options to purchase 221,682 shares of Common Stock, all of which are vested, exercisable at a per share price of $1.24, after giving effect to the Merger; (iii) paid vacation in accordance with Viveve’s vacation policy, as in effect from time to time; and (iv) continued base salary and benefits for 12 months following an “involuntary termination” as defined in the Schelle Employment Agreement.

Scott Durbin

Effective January 23, 2013, Viveve entered into an employment agreement with Scott Durbin, prior to the Merger (the “Durbin Employment Agreement”), pursuant to which Mr. Durbin serves as Viveve’s CFO. The Durbin Employment Agreement provides that Mr. Durbin will receive an initial base salary of $298,000 gross per year, to be paid in accordance with Viveve’s standard payroll schedule and subject to annual review and increases by Viveve’s board, as it deems appropriate.

In addition to his salary, Mr. Durbin recieved or is entitled to receive: (i) a bonus of up to 30% of his base salary; (ii) a bonus of $50,000 in the event that Viveve raises at least $1,500,000 in its next equity financing, which has been paid in connection with the Private Placement; (iii) options to purchase 82,580 shares of Common Stock, all of which are vested, exercisable at a per share price of $1.24, after giving effect to the Merger; (iv) company-sponsored benefits as in effect from time to time; (v) paid vacation in accordance with Viveve’s vacation policy, as in effect from time to time; and (vi) continued base salary and benefits for 10 months following an “involuntary termination” as defined in the Durbin Employment Agreement.

Directors

Effective upon the closing of the Merger, our directors prior to the Merger resigned and appointed as our new directors the following individuals:

Brigitte Smith, Chairman of the Board. Ms. Smith is co-founder and Managing Director of GBS, a leading Australian life science venture capital investor, founded in. GBS has completed more than 40 medical device and life science investments for companies based in Australia and the U.S. Before joining GBS, she worked with high-tech start-up companies in Australia and the U.S. in fundraising and business development roles. From 1990 to 1992 Ms. Smith also served as a consultant for Bain & Company, a strategic management consulting firm. Ms. Smith is on the board of GBS portfolio companies AirXpanders Inc., Endoluminal Sciences Pty Ltd, Neuromonics Pty Ltd, and Proacta Inc. Ms. Smith earned her Bachelor of Chemical Engineering with Honours from the University of Melbourne, her Master of Business Administration with Honours from the Harvard Business School and her Master of International Relations from the Fletcher School of Law and Diplomacy in Boston, Massachusetts, where she was also a Fulbright Scholar. Ms. Smith is a Fellow of The Australian Institute of Company Directors. As a result of Ms. Smith’s significant early-stage investing experience, Viveve appointed Ms. Smith as one of its directors and led to the conclusion that she is well qualified to serve as a director of the Company.

Mark S. Colella, Director. Mr. Colella has been a director of Viveve since April 2012 and principal of 5AM Ventures, II, Inc., which owns 30.58% of Viveve’s outstanding common stock, since October 2007. II, LLC (“5AM Ventures”). Mr. Colella specializes in medical device investing at 5AM Ventures and brings over 15 years of venture capital and operating experience within medical device and healthcare companies. Mr. Colella currently serves, or has served, in board or advisory roles with companies which include: Ceterix Orthopedics, Flexion Therapeutics, Incline Therapeutics, Semprus Biosciences, Viveve and WaveRx. He also sits on the Advisory Board for the Innovation and New Ventures Office at Northwestern University and The V Foundation Wine Celebration—a charity wine auction—which has raised over $30 million for cancer research. Before joining 5AM Ventures from 2007 to 2008 he was head of marketing for BÂRRX Medical, Inc. (“BÂRRX”), a Bay Area start-up medical device company. Prior to BÂRRX, he held various management roles including with Stryker, Inc. from 2002 to 2007, focused in the fields of orthopedics, laparoscopy, urology, gynecology, and general minimally invasive surgery. In addition, he spent four years from 1996 to 2000 as an Executive Director managing healthcare facilities with Primrose Alzheimer’s Living, Inc., an early-stage healthcare service start-up company, and one year working for Versant Ventures. Mr. Colella holds a B.S. in Biology from Williams College and earned his M.B.A. from Northwestern University, the Kellogg School of Management. Prior to Williams College he spent two years at the U.S. Air Force Academy. Mr. Colella is based in the Menlo Park, CA office. As a result of Mr. Colella’s medical device industry experience, as well as his financial and early-stage investing experience, Viveve appointed Mr. Colella as one of its directors and led to the conclusion that he is well qualified to serve as a director of the Company.

Carl Simpson, Director. Mr. Simpson has served as a director of Viveve since its inception in September of 2005 and has worked in the medical/medical device arena for over 40 years. He is also a founder and Managing Director of Coronis Medical Ventures, LLC, a venture capital entity since 2005. From 2001 to 2004 Mr. Simpson was a partner for Versant Ventures. In 1993, he founded CardioGenesis Corp. a medical device company that designs, manufactures and distributes laser-based surgical products that promote cardiac angiogenesis and served as Vice President of Development until 1997. In 1979, Mr. Simpson founded Advanced Cardiovascular Systems (“ACS”), a medical device company that develops and markets medical devices for treatment of cardiovascular diseases and served as Senior Vice President of Research and Development until 2001. ACS was later sold to Eli Lilly in 1984 and spun-off into Guidant Vascular Intervention. Mr. Simpson currently serves on the board of Novobionics, Curant Medical, Uptake Medical and Entent. He also served on the board of directors of Silver Bullet from 2009 to 2012, CoRepair from 2007 to 2013, Revascular Therapeutics from 2004 to 2011, Conor MedSystems Inc. from 2003 to 2005, Thermage from 1997 to 2004, Interventional Thermodynamics (Innerdyne) from 1989 to 1991 and Interventional Technologies from 1985 to 1989. His undergraduate training is in Microbiology and Biochemistry. His graduate degree is in Electrical Engineering/Computer Science and he holds an MBA, both from the University of Santa Clara. As a result of Mr. Simpson’s prior experience with multiple start-up companies, an understanding of VC business models and 40 years of operational and clinical experience, Viveve appointed Mr. Simpson one of its directors and led to the conclusion that he is well qualified to serve as a director of the Company.

Daniel Janney, Director. Mr. Janney was appointed as a director of Viveve immediately prior to the closing of the Merger and currently serves as a director of Esperion Therapeutics, Inc. (NASDAQ: ESPR) since November 2012. Mr. Janney is a managing director at Alta Partners, a life sciences venture capital firm, which he joined in 1996. Prior to joining Alta, from 1993 to 1996, he was a Vice President in Montgomery Securities' healthcare and biotechnology investment banking group, focusing on life sciences companies. Mr. Janney is a director of a number of companies including Alba Therapeutics Corporation, DiscoveRx Corporation, Lithera, Inc., Prolacta Bioscience, Inc. and ViroBay, Inc. He holds a Bachelor of Arts in History from Georgetown University and an M.B.A. from the Anderson School at the University of California, Los Angeles. As a result of Mr. Janney's experience working with and serving on the boards of directors of life sciences companies and his experience working in the venture capital industry, Viveve appointed Mr. Janney as one of its directors and led to the conclusion that he is well qualified to serve as a director of the Company.

Patricia Scheller – Director. See Ms. Scheller’s biography in the section titled “Executive Officers”.

Given Ms. Schellers’ professional achievements, she is well qualified to serve as a director of the Company.

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Messrs. Colella, Simpson and Janney are members of the Audit Committee, Ms. Smith and Messrs. Colella and Simpson are members of our Compensation Committee and Messrs. Janney and Colella and Ms. Smith are members of the Nominating and Governance Committee.

All of the directors are each considered related parties, since Viveve and the Company agreed that they would be appointed to the Company’s Board upon consummation of the Merger. None of these individuals engaged in any transactions with the Company in which any of them had or will have a direct or indirect material interest.

Director Compensation

                The Company’s Compensation Committee will determine the annual compensation to be paid to the members of the Company’s Board of Directors.

First Amendment to the Company’s 2013 Stock Option and Incentive Plan

On April 22, 2014, the Company’s Board adopted the First Amendment (the “Amendment”) to the Company’s 2013 Stock Option and Incentive Plan (the “2013 Plan”), to increase the number of shares reserved under the Incentive Plan from 113,826 to 3,111,587. The Amendment was approved by the Company’s stockholders at Meeting. The Amendment became effective on September 23, 2014. No other changes were made to the 2013 Plan.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information in Item 3.03 above is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired

Financial statements of Viveve, Inc. for the three months ended March 31, 2014 and 2013 (unaudited) and for the years ended December 31, 2013 and 2012 (audited)+

(b)           Unaudited Pro Forma Financial Information

(i)	Unaudited Pro Forma Condensed Combined Balance Sheet of PLC Systems Inc. and Viveve, Inc. as of March 31, 2014+

(ii)	Unaudited Pro Forma Condensed Combined Statement of Operations of PLC Systems Inc. and Viveve, Inc. as of March 31, 2014+

(iii)	Unaudited Pro Forma Condensed Combined Balance Sheet of PLC Systems Inc. and Viveve, Inc. as of December 31, 2013+

(iv)	Unaudited Pro Forma Condensed Combined Statement of Operations of PLC Systems Inc. and Viveve, Inc. as of December 31, 2013+

(v)	Notes to Unaudited Pro Forma Condensed Combined Financial Statements of PLC Systems Inc. and Viveve, Inc. +

+ Incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on August 11, 2014.

(d)             Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated May 9, 2014, by and among Viveve, Inc., PLC Systems Inc. and PLC Systems Acquisition Corporation. (1)
2.2	Amendment to Agreement and Plan of Merger. (1)
2.3	RenalGuard Reorganization Agreement. (2)
3.1	Articles of Amendment to the Company’s Articles of Continuance dated September 23, 2014.*
4.1	Conversion Agreement, dated May 9, 2014, by and between the Company and certain holders of 5% Senior Secured Convertible Debentures. (4)
4.2	Warrant Exchange Agreement, dated May 9, 2014, by and between the Company and the holders of Warrants. (4)
4.3	Form of Common Stock Purchase Warrant to be issued by the Company to the Investors. (4)
4.4	Common Stock Purchase Warrant, dated May 9, 2014, by and between the Company and GBS Venture Partners Limited. (4)
10.1	Amendment to the Company’s 2013 Equity and Stock Option Plan (3)
10.2	Financial Advisory Agreement, dated May 9, 2014, by and between the Company and Bezalel Partners, LLC. (4)

10.3	Form of Securities Purchase Agreement, dated May 9, 2014, by and among the Company and the Investors.*
10.4	Securities Purchase Agreement, dated May 9, 2014, by and among the Company and GBS Venture Partners as trustee for GBS BioVentures III Trust.*
10.5	Form of Amendment to the Securities Purchase Agreement dated September 23, 2014.*
10.6	Escrow Deposit Agreement, dated May 9, 2014 by and among the Company, Palladium Capital Advisors LLC, Middlebury Securities and Signature Bank, as escrow agent. (4)
10.7	Registration Rights Agreement, dated May 9, 2014, by and between the Company and the Investors. (4)
10.8	Right To Shares Agreement, dated May 9, 2014, by and between the Company and GCP IV LLC. (4)
10.9	Employment Agreement dated as of May 14, 2012, by and between Viveve, Inc. and Patricia Scheller.*
10.10	Employment Agreement dated as of January 23, 2013, by and between Viveve, Inc. and Scott Durbin.*
16.1	Letter from McGladrey LLP, dated September 29, 2014.*

(1)	Incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on August 11, 2014.
(2)	Incorporated by reference to Annex B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on August 11, 2014.
(3)	Incorporated by reference to Annex E to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on August 11, 2014.
(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on May 14, 2014.

Certain exhibits or schedules to the exhibits have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such exhibits and schedules to the U.S. Securities and Exchange Commission upon request.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2014
VIVEVE MEDICAL, INC.

	By:	/s/ Patricia Scheller
Patricia Scheller
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated May 9, 2014, by and among Viveve, Inc., PLC Systems Inc. and PLC Systems Acquisition Corporation. (1)
2.2	Amendment to Agreement and Plan of Merger. (1)
2.3	RenalGuard Reorganization Agreement. (2)
3.1	Articles of Amendment to the Company’s Articles of Continuance dated September 23, 2014.*
4.1	Conversion Agreement, dated May 9, 2014, by and between the Company and certain holders of 5% Senior Secured Convertible Debentures. (4)
4.2	Warrant Exchange Agreement, dated May 9, 2014, by and between the Company and the holders of Warrants. (4)
4.3	Form of Common Stock Purchase Warrant to be issued by the Company to the Investors. (4)
4.4	Common Stock Purchase Warrant, dated May 9, 2014, by and between the Company and GBS Venture Partners Limited. (4)
10.1	Amendment to the Company’s 2013 Equity and Stock Option Plan (3)
10.2	Financial Advisory Agreement, dated May 9, 2014, by and between the Company and Bezalel Partners, LLC. (4)
10.3	Form of Securities Purchase Agreement, dated May 9, 2014, by and among the Company and the Investors.*
10.4	Securities Purchase Agreement, dated May 9, 2014, by and among the Company and GBS Venture Partners as trustee for GBS BioVentures III Trust.*
10.5	Form of Amendment to the Securities Purchase Agreement dated September 23, 2014.*
10.6	Escrow Deposit Agreement, dated May 9, 2014 by and among the Company, Palladium Capital Advisors LLC, Middlebury Securities and Signature Bank, as escrow agent. (4)
10.7	Registration Rights Agreement, dated May 9, 2014, by and between the Company and the Investors. (4)
10.8	Right To Shares Agreement, dated May 9, 2014, by and between the Company and GCP IV LLC. (4)
10.9	Employment Agreement dated as of May 14, 2012, by and between Viveve, Inc. and Patricia Scheller.*
10.10	Employment Agreement dated as of January 23, 2013, by and between Viveve, Inc. and Scott Durbin.*
16.1	Letter from McGladrey LLP, dated September 29, 2014.*

(1)	Incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on August 11, 2014.
(2)	Incorporated by reference to Annex B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on August 11, 2014.
(3)	Incorporated by reference to Annex E to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on August 11, 2014.
(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on May 14, 2014.

Certain exhibits or schedules to the exhibits have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such exhibits and schedules to the U.S. Securities and Exchange Commission upon request.

* Filed herewith.